THIS SECURED CONVERTIBLE DEBENTURE, AND THE SECURITIES INTO WHICH IT IS CONVERTIBLE (COLLECTIVELY, THE "SECURITIES"), HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THE SECURITIES ARE BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE OFFERED OR SOLD UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT, PURSUANT TO REGULATION D OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THE COMPANY WILL BE PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE. FURTHER HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE MADE EXCEPT IN COMPLIANCE WITH THE ACT.

SECURED CONVERTIBLE DEBENTURE

CLAYTON DUNNING GROUP, INC.

5% Secured Convertible Debenture

Due September 29, 2008

COPY

No. CCP-3 $1,100,100

This Secured Convertible Debenture ("Convertible Debenture"), dated September 29, 2005, is issued by Clayton Dunning Group, Inc., (formerly, Phelps Engineered Plastics, Corp.) a Nevada corporation (the "Company"), to Cornell Capital Partners, LP (together with its permitted successors and assigns, the "Holder") pursuant to exemptions from registration under the Securities Act of 1933, as amended.

RECITALS

WHEREAS, the Holder and Clayton, Dunning Group, Inc. ("Clayton Florida") entered into a Securities Purchase Agreement on December 22, 2004 and amended on June 3, 2005, ("Securities Purchase Agreement") pursuant to which Clayton Florida issued and sold to the Holder, and the Holder purchased a secured convertible debenture with a face amount of $575,000 on December 22, 2004 (the "First Debenture"), a secured convertible debenture with a face amount of $183,500 on June 2, 2005 (the "Second Debenture"), and Clayton Florida was to issue and sell to the Holder, and the Holder was to purchase a third secured convertible debenture with a face amount of $316,500 on the date hereof for a total purchase price of $1,075,000.

WHEREAS, In connection with and contemporaneously to the Securities Purchase Agreement, the Holder and Clayton Florida entered into an Investor Registration Rights Agreement ("Registration Rights Agreement"), and Clayton Florida, the Holder, and David Gonzalez, Esq. entered into an Escrow Agreement (the "Escrow Agreement").

WHEREAS, in July 2005, Phelps Engineered Plastics Corp., a Nevada corporation ("Phelps") acquired all the capital stock of Clayton Florida. Subsequent to the acquisition, Phelps changed its name to Clayton Dunning Group, Inc. (referred to above as the Company) and Clayton Florida became a wholly owned subsidiary of the Company. On the date hereof, the Company assumed all the rights and obligations of Clayton Florida pursuant to the Securities Purchase Agreement, First Debenture, Second Debenture, Registration Rights Agreement, and Escrow Agreement, and Clayton Florida has guarantied all the obligations that the Company owes to the Holder by virtue of such assignment.

WHEREAS, the parties desire that this Convertible Debenture shall supersede, replace, and retire the First Debenture and the Second Debenture which were issued by Clayton Florida and subsequently assigned to and assumed by the Company. Furthermore, the face amount of this Convertible Debenture shall include (i) the face amount of the First Debenture plus accrued and unpaid interest through the date hereof (ii) the face amount of the Second Debenture plus accrued and unpaid interest through the date hereof, and (iii) the $316,500 remaining to be funded under the Securities Purchase Agreement at the Second Closing (as defined in the Securities Purchase Agreement), for an aggregate face amount of $1,100,100.

ARTICLE I.

Section 1.01 **Principal and Interest.** For value received, on September 29, 2008 (the "Maturity Date"), the Company hereby promises to pay to the order of the Holder in lawful money of the United States of America and in immediately available funds the principal sum of One Million One Hundred Thousand One Hundred Dollars ($1,100,100), together with interest on the unpaid principal of this Convertible Debenture at the rate of five percent (5%) per year (computed on the basis of a 365-day year and the actual days elapsed) from the date of this Convertible Debenture until paid. On the Maturity Date, the entire principal amount and all accrued interest shall be either (a) paid to the Holder or (b) converted in accordance with Section 1.02 herein provided, however, that in no event shall the Holder be entitled to convert this Convertible Debenture for a number of shares of Common Stock in excess of that number of shares of Common Stock which, upon giving effect to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by the Holder and its affiliates to exceed 4.99% of the outstanding shares of the Common Stock following such conversion (which provision may be waived by the Investor by written notice from the Investor to the Company, which notice shall be effective 61 days after the date of such notice). This limitation shall not apply to an automatic conversion pursuant to Section 4.03 hereof.

Section 1.02 **Optional Conversion.** The Holder is entitled, at its option, to convert, and sell on the same day, at any time and from time to time, until payment in full of this Convertible Debenture, all or any part of the principal amount of the Convertible Debenture, plus

accrued interest (the "Conversion Amount"), into shares (the "Conversion Shares") of the Company's common stock, par value $0.001 per share ("Common Stock"), at the price per share equal to (a) five cents ($0.05) per share at any time prior to the tenth trading day after the Common Stock is quoted on a Principal Market, and thereafter, (b) the Conversion Amount may be converted into Conversion Shares at the lower of (i) five cents ($0.05) or (ii) eighty percent (80%) of the lowest closing bid price of the Company's Common Stock, as quoted by Bloomberg, LP (the "Closing Bid Price"), for the five (5) trading days immediately preceding the Conversion Date on or after the date five (5) trading days after the Common Stock begins trading on a Principal Market (the "Conversion Price"). As used herein, "Principal Market" shall mean The National Association of Securities Dealers Inc.'s Over-The-Counter Bulletin Board, Nasdaq SmallCap Market, or American Stock Exchange. If the Common Stock is not traded on a Principal Market, the Closing Bid Price shall mean the reported Closing Bid Price for the Common Stock, as furnished by the National Association of Securities Dealers, Inc., for the applicable periods. No fraction of shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. To convert this Convertible Debenture, the Holder hereof shall deliver written notice thereof, substantially in the form of Exhibit A to this Convertible Debenture, with appropriate insertions (the "Conversion Notice"), to the Company at its address as set forth herein. The date upon which the conversion shall be effective (the "Conversion Date") shall be deemed to be the date set forth in the Conversion Notice.

Section 1.03 **Reservation of Common Stock.** The Company shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Convertible Debenture, such number of shares of Common Stock as shall from time to time be sufficient to effect such conversion, based upon the Conversion Price. If at any time the Company does not have a sufficient number of Conversion Shares authorized and available, then the Company shall call and hold a special meeting of its stockholders within thirty (30) days of that time for the sole purpose of increasing the number of authorized shares of Common Stock.

Section 1.04 **Right of Redemption**. The Company at its option shall have the right to redeem, with fifteen (15) days advance written notice (the "Redemption Notice"), a portion or all outstanding Convertible Debenture. The redemption price shall be one hundred twenty percent (120%) of the amount redeemed plus any accrued interest.

In the event the Company exercises a redemption of either all or a portion the Convertible Debenture, the Holder shall receive a warrant to purchase fifty thousand (50,000) shares of the Company's Common Stock for every One Hundred Thousand Dollars ($100,000) redeemed, pro rata (the "Warrant"). The Warrant shall be exercisable on a "cash basis" and have an exercised price equal to eighty percent (80%) of the lowest Closing Bid Price for the five (5) trading days immediately preceding the date the Company provides a Redemption Notice. The Warrant shall have "piggy-back" and demand registration rights and shall survive for two (2) years from the date issued.

Section 1.05 **Registration Rights**. The Company is obligated to register the resale of the Conversion Shares under the Securities Act of 1933, as amended, pursuant to the terms of the Registration Rights Agreement.

Section 1.06 **Interest Payments**. Accrued interest shall be paid at the time of maturity or conversion to the person in whose name this Convertible Debenture is registered. At the time such interest is payable, the Holder, in its sole discretion, may elect to receive the interest in cash (via wire transfer or certified funds) or in the form of Common Stock. In the event of default, as described in Article III Section 3.01 hereunder, the Holder may elect that the interest be paid in cash (via wire transfer or certified funds) or in the form of Common Stock. If paid in the form of Common Stock, the amount of stock to be issued will be calculated as follows: the value of the stock shall be the Conversion Price on: (i) the date the interest payment is due; or (ii) if the interest payment is not made when due, the date the interest payment is made. A number of shares of Common Stock with a value equal to the amount of interest due shall be issued. No fractional shares will be issued; therefore, in the event that the value of the Common Stock per share does not equal the total interest due, the Company will pay the balance in cash.

Section 1.07 **Paying Agent and Registrar**. Initially, the Company will act as paying agent and registrar. The Company may change any paying agent, registrar, or Company-registrar by giving the Holder not less than ten (10) business days' written notice of its election to do so, specifying the name, address, telephone number and facsimile number of the paying agent or registrar. The Company may act in any such capacity.

Section 1.08 **Secured Nature of Debenture**. This Convertible Debenture is secured by the Security Agreement dated the date hereof between the Company and the Holder, the Pledge and Escrow Agreement dated the date hereof among the Company, the Holder, the Pledgors (as defined therein) and the Escrow Agent, the Guaranty Agreement dated the date hereof between Clayton Florida and the Holder, the Security Agreement dated December 22, 2004 between Clayton Florida and the Holder, and by the Security Agreement dated December 22, 2004 between Clayton, Dunning and Company, Inc., a wholly owned subsidiary of Clayton Florida, and the Holder.

Section 1.09 **Replacement of First Debenture and Second Debenture**. This Convertible Debenture shall supersede, replace and retire the First Debenture and the Second Debenture.

ARTICLE II.

Section 2.01 **Amendments and Waiver of Default.** The Convertible Debenture may not be amended without the consent of the Holder. Notwithstanding the above, without the consent of the Holder, the Convertible Debenture may be amended to cure any ambiguity, defect or inconsistency, to provide for assumption of the Company obligations to the Holder or to make any change that does not adversely affect the rights of the Holder.

ARTICLE III.

Section 3.01 **Events of Default.** An Event of Default is defined as follows: (a) failure by the Company to pay amounts due hereunder within fifteen (15) days of the Maturity Date; (b) failure by the Company to comply with the terms of the Irrevocable Transfer Agent Instructions dated the date hereof among the Company, the Holder, Manhattan Stock Transfer, and the Escrow Agent; (c) failure by the Company's transfer agent to issue freely tradeable

Common Stock to the Holder within five (5) days of the Company's receipt of the attached Notice of Conversion from Holder; (d) failure by the Company for ten (10) days after notice to it to comply with any of its other agreements in the Convertible Debenture; (e) if the Company files for relief under the United States Bankruptcy Code (the "Bankruptcy Code") or under any other state or federal bankruptcy or insolvency law, or files an assignment for the benefit of creditors, or if an involuntary proceeding under the Bankruptcy Code or under any other federal or state bankruptcy or insolvency law is commenced against the Company; (f) a breach by the Company of its obligations under the Securities Purchase Agreement, the Escrow Agreement, the Security Agreement, the Investor Registration Rights Agreement or any other agreement entered into on the date hereof between the Company and the Holder which is not cured by the Company within ten (10) days after receipt of written notice thereof. Upon the occurrence of an Event of Default, the Holder may, in its sole discretion, accelerate full repayment of all Convertible Debenture and accrued interest thereon, or may, notwithstanding any limitations contained in this Convertible Debenture, convert the Convertible Debenture outstanding and accrued interest thereon into shares of Common Stock pursuant to Section 1.02 herein.

Section 3.02 **Failure to Issue Unrestricted Common Stock.** As indicated in Article III Section 3.01, a breach by the Company of its obligations under the Investor Registration Rights Agreement shall be deemed an Event of Default, which if not cured within ten (10) days, shall entitle the Holder to accelerate full repayment of all debentures outstanding and accrued interest thereon or, notwithstanding any limitations contained in this Convertible Debenture and/or the Securities Purchase Agreement, to convert all debentures outstanding and accrued interest thereon into shares of Common Stock pursuant to Section 1.02 herein. The Company acknowledges that failure to honor a Notice of Conversion shall cause irreparable harm to the Holder.

ARTICLE IV.

Section 4.01 **Rights and Terms of Conversion.** This Convertible Debenture, in whole or in part, may be converted at any time following the date of closing into shares of Common Stock at a price equal to the Conversion Price as described in Section 1.02 hereof.

Section 4.02 **Re-issuance of Debenture.** When the Holder elects to convert a part of the Convertible Debenture, then the Company shall reissue a new debenture in the same form as this debenture to reflect the new principal amount.

Section 4.03 **Termination of Conversion Rights.** The Holder's right to convert the Convertible Debenture into the Common Stock in accordance with paragraph 4.01 shall terminate on the Maturity Date and this Convertible Debenture shall be automatically converted on that date in accordance with the formula set forth in Section 1.02(b) hereof, and the appropriate shares of Common Stock and amount of interest shall be issued to the Holder.

ARTICLE V.

Section 5.01 **Anti-dilution.** In the event that the Company shall at any time subdivide the outstanding shares of Common Stock, or shall issue a stock dividend on the outstanding Common Stock, the Conversion Price in effect immediately prior to such subdivision or the

issuance of such dividend shall be proportionately decreased, and in the event that the Company shall at any time combine the outstanding shares of Common Stock, the Conversion Price in effect immediately prior to such combination shall be proportionately increased, effective at the close of business on the date of such subdivision, dividend or combination as the case may be.

Section 5.02 **Consent of Holder to Sell Capital Stock or Grant Security Interests.** So long as any of the principal of or interest on this Convertible Debenture remains unpaid and unconverted, the Company shall not, without the prior consent of the Holder, issue or sell (i) any Common Stock or Preferred Stock without consideration or for a consideration per share less than its fair market value determined immediately prior to its issuance, (ii) issue or sell any Preferred Stock, warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire Common Stock without consideration or for a consideration per share less than such Common Stock's fair market value determined immediately prior to its issuance, (iii) enter into any security instrument granting the holder a security interest in any of the assets of the Company, or (iv) file any registration statement on Form S-8.

ARTICLE VI.

Section 6.01 **Notice.** Notices regarding this Convertible Debenture shall be sent to the parties at the following addresses, unless a party notifies the other parties, in writing, of a change of address:

If to the Company, to:

Clayton Dunning Group, Inc.
477 Madison Avenue, 12th Floor
New York, NY 10022
Attention: Robert Lau
Telephone: (212) 981-4800
Facsimile: (212) 480-4530

With a copy to:

Gersten, Savage, Kaplowitz, Wolf & Marcus LLP
600 Lexington Avenue
New York, NY 10022-6018
Attention: Arthur Marcus, Esq.
Telephone: (212) 752-9700
Facsimile: (212) 980-5192

If to the Holder:

Cornell Capital Partners, LP
101 Hudson Street, Suite 3700
Jersey City, NJ 07303
Attention: Mark Angelo
Telephone: (201) 985-8300
Facsimile: (201) 985-8266

With a copy to: Cornell Capital Partners, LP
101 Hudson Street, Suite 3700
Jersey City, NJ 07303
Attention: Troy J. Rillo, Esq.
Telephone: (201) 985-8300
Facsimile: (201) 985-8266

Section 6.02 **Governing Law.** This Convertible Debenture shall be deemed to be made under and shall be construed in accordance with the laws of the State of New Jersey without giving effect to the principals of conflict of laws thereof. Each of the parties consents to the exclusive jurisdiction of the U.S. District Court sitting in the District of the State of New Jersey or the state courts of the State of New Jersey sitting in Hudson County, New Jersey in connection with any dispute arising under this Convertible Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions.

Section 6.03 **Severability.** The invalidity of any of the provisions of this Convertible Debenture shall not invalidate or otherwise affect any of the other provisions of this Convertible Debenture, which shall remain in full force and effect.

Section 6.04 **Entire Agreement and Amendments.** This Convertible Debenture represents the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, warranties or commitments, except as set forth herein. This Convertible Debenture may be amended only by an instrument in writing executed by the parties hereto.

Section 6.05 **Counterparts.** This Convertible Debenture may be executed in multiple counterparts, each of which shall be an original, but all of which shall be deemed to constitute on instrument.

SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Company as executed this Secured Convertible Debenture as of the date first written above.

CLAYTON DUNNING GROUP, INC.

By:________________________

Name Robert C. Lau

Title: Chairman and CEO

COPY

IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Company as executed this Secured Convertible Debenture as of the date first written above.

CLAYTON DUNNING GROUP, INC.

By:______________________________
Name Robert C. Lau
Title: Chairman and CEO

EXHIBIT "A"

NOTICE OF CONVERSION

(To be executed by the Holder in order to Convert the Debenture)

TO:

The undersigned hereby irrevocably elects to convert $____________________ of the principal amount of the above Convertible Debenture into Shares of Common Stock of Clayton Dunning Group, Inc., according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:	____________________
Applicable Conversion Price:	____________________
Signature:	____________________
Name:	____________________
Address:	____________________
Amount to be converted:	$____________________
Amount of Debenture unconverted:	$____________________
Conversion Price per share:	$____________________
Number of shares of Common Stock to be issued:	____________________
Please issue the shares of Common Stock in the following name and to the following address:	____________________
Issue to:	____________________
Authorized Signature:	____________________
Name:	____________________
Title:	____________________
Phone Number:	____________________
Broker DTC Participant Code:	____________________
Account Number:	____________________